UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 1, 2017
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PUBLIX SUPER MARKETS, INC.
(Exact name of Registrant as specified in its charter)
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Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

Indemnification Agreement

Publix Super Markets, Inc. (the “Company”) and Robert J. McGarrity, Officer of the Company, entered into an Indemnification Agreement dated January 1, 2017. This Indemnification Agreement was in the same form as the Indemnification Agreement attached as an exhibit to the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2001. The Indemnification Agreement has been entered into between the Company and all of its directors and officers as reported in the quarterly, annual and current reports of the Company on Form 10-Q, Form 10-K and Form 8-K for the periods ended March 31, 2001, June 30, 2001, September 29, 2001, June 29, 2002, December 28, 2002, September 27, 2003, December 27, 2003, March 27, 2004, May 18, 2005, July 1, 2005, January 30, 2006, January 30, 2008, December 22, 2008, April 14, 2009, January 1, 2011, January 4, 2013, April 1, 2013, April 16, 2013, April 1, 2014, May 3, 2014, April 14, 2015, January 1, 2016, April 12, 2016 and May 3, 2016.

Item 8.01.     Other Events

On January 2, 2017, the Company announced its Board of Directors declared a quarterly dividend of $0.2225 per share, payable February 1, 2017 to stockholders of record as of the close of business January 13, 2017. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

(d).     Exhibits

99.1.     Press Release dated January 2, 2017

Page 2 of 4 pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: January 3, 2017	By:	/s/ David P. Phillips
David P. Phillips, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Page 3 of 4 pages

Exhibit Index

Exhibit 99.1. Press Release dated January 2, 2017

Page 4 of 4 pages